SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        March 18, 2003
                                                 -----------------------------

                        LINK PLUS CORPORATION
     ------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


          Delaware                   000-50077                 52-1018174
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(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
       Incorporation)                                   Identification Number)



   6996 Columbia Gateway Drive, Suite 104                        21046
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  (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:         (410) 953-7177
                                                        ----------------------



                         NOT APPLICABLE
  -------------------------------------------------------------------------
  (Former Name or Former Address, If Changed Since Last Report) (Zip Code)



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Item 2.    Acquisition or Disposition of Assets
-----------------------------------------------


          On March 1, 2004 the Registrant, Link Plus Corporation
          (LKPL), filed a Certificate of Merger with the State of Delaware to acquire JS Technologies, Inc. On March 10, 2004 the Registrant received correspondence from the State of Delaware informing the Registrant of the approval by the State of Delaware of the Certificate of Merger.

          The Registrant acquired all the assets and liabilities of JS Technologies, Inc. for 3,672,800 shares of the Registrant's stock plus 327,000 warrants, each of which will entitle the holder to purchase one (1) additional share of the Registrant's stock.

          JS Technologies, Inc. assets include: the Advanced Wireless Communication System (AWICS) and all rights to the intellectual property and products based on the AWICS technology; related R & D equipment; and office equipment and furniture.

          The AWICS chip is a single chip digital radio transceiver used in a wide variety of products to wirelessly connect those products to other products. For example, some of the applications are as follows: keyless entry devices for cars, home or work; wireless remote controls; wireless video games; radio frequency identification (RFID) devices; etc. The Registrant
          intends to improve   AWICS with its existing Linked
          Compressor and Expander (Lincompex) technology, and to continue to sell and develop markets for products based on AWICS technology.

          Audited financial statements of JS Technologies, Inc.
          are not included with this report. The required financial statements will be filed by amendment not later than 60 days after the date of filing the instant
          Form 8K.









[Rest of Page Intentionally Blank. Signature on Following Page.]



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                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LINK PLUS CORPORATION



Date:   March 18, 2004               By:   /s/ Robert L. Jones, Jr.
                                        -----------------------------
                                        Robert L. Jones, Jr.
                                        Chairman & Chief Executive
                                        Officer




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